                                                                    Exhibit 4(g)



                               REPRESENTATIVE'S WARRANT


              THE SECURITIES REPRESENTED HEREBY AND ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (II) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (III) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


           THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                       EXERCISABLE AFTER JANUARY ___, 1999.

           VOID AFTER 5:00 P.M. NEW YORK CITY LOCAL TIME, JANUARY __, 2003.


                                  RESPONSE USA, INC.
                              WARRANTS FOR THE PURCHASE
                                          OF
                   240,000 SHARES OF COMMON STOCK, $.008 PAR VALUE

                                      NO. _____

    THIS CERTIFIES that, for receipt in hand of $________________   and other
value received, HAMPSHIRE SECURITIES CORPORATION (the "Holder") is entitled to subscribe for, and purchase from, RESPONSE USA, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after January __, 1999 (the one year anniversary date of the the date the Securities and Exchange Commission (the "Commission") declares the Company's Registration Statement on Form SB-2
(File No.: 333-37595), in connection with which this Warrant is originally issued (the "Registration Statement"), effective (the "Effective Date"), New York City local time until 5:00 P.M. New York City local time on January __, 2003, the fifth anniversary of the Effective Date (the "Effective Period"), up to an aggregate of 240,000 shares of common stock, $.008 par value (the "Common Stock"), of the Company. This Warrant is initially exercisable at $________ per share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean, depending on the context, the initial exercise price (as set forth above) or the adjusted exercise price per share.


    This Warrant is the Representative's Warrant or one of the Representative's Warrants (collectively, including any Representative's Warrant issued upon the exercise or transfer of any such Representative's Warrants in whole or in part, the "Warrants") issued pursuant to the Underwriting Agreement, dated January __, 1998 (the "Underwriting Agreement"), among the Company and Hampshire Securities Corporation, as representative (the "Representative") of the several underwriters named therein. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant may not be sold, transferred, assigned, pledged or hypothecated until January __, 1999, the one year anniversary of the Effective Date, except that it may be transferred, in whole or in part, to (i) one or more officers or partners of the Holder (or the officers or partners of any such partner); (ii) any other underwriting firm or member of the selling group which participated in the public offering of shares of Common Stock which commenced on January __, 1998 (or the officers or partners of any such firm); (iii) a successor to the Holder, or the officers or partners of such successor; (iv) a purchaser of substantially all of the assets of the Holder; or (v) by operation of law. The term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.

    Each share of Common Stock issuable upon the exercise hereof shall be hereinafter referred to as a "Warrant Share."

    1.   (a)    This Warrant may be exercised during the Exercise Period,
either in whole or in part, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its principal office at Response USA, Inc. 11-H Princess Road, Lawrenceville, New Jersey 08642, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised.

         (b) This Warrant may be also exercised by the surrender to the Company at its principal office mentioned above, or at such other place as is designated in writing by the Company, the Warrant certificate (with the election at the end thereof duly executed unless waived by the Company) and receiving in exchange therefor the number of Warrant Shares equal to the product of the Exercise Price and the number of Warrant Shares for which the Warrants are being exercised, multiplied by a fraction, the numerator of which is the market price less the Exercise Price and the denominator of which is such market price. The market price shall be equal to the average closing price of the Common Stock for the five trading days preceding the notice of exercise.


    2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant identical in all respects to this Warrant but for the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

    3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

    4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders.

    5.   (a)    The Exercise Price for the Warrant in effect from time to time, and the number of shares of Common Stock issuable upon exercise of the Warrant, shall be subject to adjustment, as follows:

         (i) In the event that the Company shall at any time after the date hereof (A) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price per Warrant Share in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

         (ii) In the event that the Company shall fix a record date for the determination of stockholders entitled to receive issuance of rights or warrants to be issued to all holders of Common Stock entitling such stockholders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the then Current Market Price (as defined below) per share of Common Stock on such record date, the Exercise Price in effect at the time of such record date shall be adjusted so that the same shall equal the price determined by multiplying such Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and, to the extent that shares of Common Stock are not delivered

(or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

         (iii) In the event the Company shall fix a record date for the determination of stockholders entitled to receive (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation in a distribution to all holders of Common Stock) evidences of its indebtedness, cash, or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase shares of Common Stock, or securities convertible into, or exchangeable for, shares of Common Stock (excluding those referred to in paragraph (ii) above) in a distribution to all holders of Common Stock, then, in each case, the Exercise Price in effect at the time of such record date shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants, or convertible or exchangeable securities, or the amount of such cash, applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any event listed above shall occur and become effective at the close of business on such record date.

         (iv) In case the Company shall issue shares of Common Stock for a consideration per share (the "Offering Price") less than the Current Market Price per share of Common Stock on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (i) below) for the issuance of such additional shares would purchase at such Current Market Price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. Notwithstanding anything herein to the contrary, no adjustment pursuant to this paragraph (a)(iv) of Section 5 shall take place as a result of this issuance of shares of Common Stock pursuant to an employee, officer, or director securities ownership or compensation plan duly adopted by the Board of Directors of the Company.

         (v) In case the Company shall issue any securities convertible into, or exchangeable for, Common Stock (excluding securities issued in transactions described in Subsections (ii) and (iii) above) for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (i) below) less than the Current Market Price per share of Common Stock in effect immediately prior to the issuance of such securities, the Exercise Price in effect immediately prior to the date of such issuance shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (i) below) for such securities would purchase at such Current Market Price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made. Notwithstanding anything herein to the contrary, no adjustment pursuant to this paragraph (a)(v) of Section 5 shall take place as a result of the issuance of securities convertible into, or exchangeable for, shares of Common Stock pursuant to an employee, officer, or director securities ownership or compensation plan duly adopted by the Board of Directors of the Company.

         (b) The Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq SmallCap Market or a similar organization if the Nasdaq SmallCap Market is no longer reporting such information. If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq SmallCap Market or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

         (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (d) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise upon such exercise on the basis of the number of shares of Common Stock included such Units in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

         (e)    Whenever there shall be an adjustment as provided in this
Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         (f) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.


         (g) No adjustment in the Exercise Price per Warrant Share shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary contained herein, no adjustment to the Exercise Price or the number of shares issuable upon exercise of the Warrants shall be made as a result of or in connection with (i) the issuance of stock options pursuant to the Company's 1997 Stock Option Plan, (ii) the issuance or sale of shares of Common Stock referred to in clause (i) above or outstanding options or warrants as of the date hereof, (iii) the issuance of shares of Common Stock in connection with price guarantees with respect to prior acquisitions or joint ventures, (iv) the issuance of shares of Common Stock in connection with current employment agreements or (v) the issuance or sale of shares of Common Stock, valued no less than fair market value, in connection with acquisitions by the Company.


         (h) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subsections (a)(i), (a)(ii), (a)(iii), (a)(iv), or (a)(v) above, the number of Warrant Shares issuable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares theretofore issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (i) For purposes of any computation respecting consideration received pursuant to Subsections (a)(iv) and (a)(v) above, the following shall apply:

                (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts, or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the board of directors of the Company (irrespective of the accounting treatment thereof), the determination of which shall be a conclusive absent manifest error; and

                (iii) in the case of the issuance of securities convertible into, or exchangeable for, shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (i)).

         (j) Notwithstanding anything herein to the contrary, if any adjustment under this Section 5 of the Exercise Price or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall be determined by the National Association of Securities Dealers, Inc. (the "NASD") to violate either or both of Section (c)(6)(B)(vii)(g) or Section
(c)(6)(B)(vii)(h) of Rule 2710 of the Conduct Rules of the NASD, and such determination shall not be subject to further appeal or review, the violative provisions or provisions shall be deemed to be amended to the minimum extent necessary to cause each such provision to comply with the applicable violated paragraph of Rule 2710 of the NASD Conduct Rules.

    6.   (a)    In case of any capital reorganization, other than in the cases referred to in Section 5(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate 30 days after the Company gives written notice to the Holder and each registered holder of a Warrant that such sale or conveyance or other transfer has been consummated.

         (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder or holders of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Warrant Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

         (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

    7.   In case at any time the Company shall propose:

         (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

         (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

         (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 6; or

         (d) to effect any liquidation, dissolution, or winding-up of the Company; or

         (e) to take any other action which would cause an adjustment to the Exercise Price per Warrant Share;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price per Warrant Share.

    8. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


    9. (a) If, at any time for the period starting at the beginning of the second year and concluding at the end of the seven-year commencing on the Effective Date, the Company shall file a registration statement (other than on Form S-4, Form S-8 or any successor form) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Registrable Securities (the "Eligible Holders") at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his, her, or its Registrable Securities shall delay the offering and sale of such Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 180 days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Registrable Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "Registrable Securities" shall mean the Warrants and the Warrant Shares which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

         (b) If, on any one occasion during the four-year period commencing one year from the Effective Date, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Warrants or Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, that the Company shall only be obligated to file one such registration statement pursuant to this Section 9(b) for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Eligible Holders) shall be borne by the Company. Within five business days after receiving any request contemplated by this Section

9(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him, her, or it of the Company's notice.

         (c) In the event of a registration pursuant to the provisions of this Section 9, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required by reason of this Section 9(c) to register or qualify the Registrable Securities in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which the Company is not then subject.


         (d) The Company shall keep effective any registration or qualification contemplated by Section 9 (a) for a period of 12 months and any registration statement or qualification contemplated by Section 9(b) for a period of nine months, or in either case, such shorter period as such securities may be sold in the open market pursuant to Rule 144 promulgated under the Act and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.


         (e) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

         (f) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, or preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto, has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 9(c).

         (g) In the event of a registration pursuant to the provision of this Section 9, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

         (h) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements, and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144 under the Act.


         (i) The Company's obligation to register the Warrant Shares of any Eligible Holder shall be conditioned on its receiving such information as it shall reasonably request from such Eligible Holder for use in the registration statement.

    10. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the offer and sale of any of the Registrable Securities, or (B) any application or other document or communication (in this Section 10, referred to collectively as an "application") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or "blue sky" laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company with respect to such Eligible Holder by, or on behalf of, such person expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

    If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 10(a)) and the Company shall promptly assume the defense of such action, including, without limitation, the employment of counsel reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or the named parties to such action include both the indemnified and the indemnifying parties and such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 10 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in, or otherwise seek to terminate, any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

         (b) Each Eligible Holder severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by such Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information furnished to the Company with respect to any Eligible Holder by, or on behalf of, such Eligible Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against any Eligible Holder pursuant to this Section 10(b), such Eligible Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) (subject to the limitations thereof), but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by, or on behalf of, any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by, or on behalf of, an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Eligible Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Registrable Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(c). Anything in this
Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

         (d) Notwithstanding the foregoing, in no event shall the indemnification agreement contained in this Section 10 inure to the benefit of any Eligible Holder (or to the benefit of any person controlling such Eligible Holder) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Registrable Securities to any person by such Eligible Holder if such losses, claims, damages, liabilities or actions arise out of, or are based upon, a statement or omission or alleged omission in a preliminary prospectus relating to the offer and sale of any of the Registrable Securities and if, in respect to such statement, omission or alleged omission, the final prospectus differs in a material respect from such preliminary prospectus and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of such sale such person; provided, however, that (i) sufficient quantities of such final prospectus have been delivered to the Eligible Holder to deliver to such persons having had received a preliminary prospectus and (ii) the Company has (A) advised in writing the Eligible Holder that such final prospectus materially differs from such preliminary prospectus and (B) instructed in writing the Eligible Holder to deliver the final prospectus to such purchasers.


    11. Unless registered pursuant to the provisions of Section 9 hereof, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

                   "THE SECURITIES REPRESENTED BY THIS
                CERTIFICATE HAVE BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED, PURSUANT
                TO A REGISTRATION STATEMENT FILED WITH THE
                SECURITIES AND EXCHANGE COMMISSION. HOWEVER,
                SUCH SECURITIES MAY NOT BE OFFERED OR SOLD
                EXCEPT PURSUANT TO (I) A POST-EFFECTIVE
                AMENDMENT TO SUCH REGISTRATION STATEMENT, (II) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (III) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

    12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

    13. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

    14. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

    15. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with, this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 12 of the Underwriting Agreement. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint, or other process. Should the Company so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.


    16. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Eligible Holder, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to such Eligible Holder, c/o Hampshire Securities Corporation, 640 Fifth Avenue, New York, New York 10019, Attention: Mr. Richard Abbe, with a copy to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022,
Attention: Robert H. Cohen, Esq.; or if sent to the Company shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, Response USA, Inc., 11-H Princess Road, Lawrenceville, New Jersey 08648,
Attention: Richard M. Brooks, Chief Executive Officer and President, with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, Attention: Kenneth R. Koch, Esq. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

Dated: January __, 1998

                                       RESPONSE USA, INC.


                                       By:
                                           -------------------------------
                                            Name:
                                            Title:


[Seal]
-------------------------
Secretary

                                  FORM OF ASSIGNMENT


    To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

    FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, $.008 par value, of Response USA, Inc., a Delaware corporation (the "Company"), and does hereby irrevocably constitute and appoint ___________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:
      ------------------

                                       ------------------------------
                                       Signature


                                        NOTICE

    The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 ELECTION TO EXERCISE

To: Response USA, Inc.
    11-H Princess Road
    Lawrenceville, New Jersey 08648


         The undersigned hereby exercises his, her, or its rights to purchase shares of Common Stock, $.008 par value ("the Common Stock"), of Response USA, Inc., a Delaware corporation (the "Company"), covered by the within Warrant and tenders payment herewith in the amount of $________ in accordance with the terms thereof, and requests that certificates for the securities constituting such shares of Common Stock be issued in the name of, and delivered to:

                     ___________________________________________

                     ___________________________________________

                     ___________________________________________

                     ___________________________________________
                      (Print Name, Address, and Social Security
                            or Tax Identification Number)


and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                 Name
      ------------------                   -------------------------------
                                            (Print)

Address:


                                         ---------------------------------
                                            (Signature)